INDEX TO EXHIBITS

(1)                        Agreement and Declaration of Trust*

(2)                        Bylaws*

(3)                        Inapplicable

(4)                        Inapplicable

(5)                        Advisory Agreement with Interactive Research
                           Advisers, Inc.*

(6)                        Inapplicable

(7)                        Inapplicable

(8)                        Custody Agreement with Star Bank, N.A.*

(9)(i)                     Administration Agreement with Interactive
                           Research Advisers, Inc.*

   (ii) Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with
                           Countrywide Fund Services, Inc.*

   (iii)                   Administration Agreement with Countrywide Fund
                           Services, Inc.*

   (iv)                    Accounting Services Agreement with Countrywide
                           Fund Services, Inc.*

(10) Opinion and Consent of Counsel relating to issuance of shares*

(11)                       Consent of Independent Public Accountants

(12)                       Inapplicable

(13)                       Agreement Relating to Initial Capital*

(14)                       Prototype Individual Retirement Account*

(15)                       Inapplicable

(16)                       Computation for Performance Quotations*

(17)                       Financial Data Schedules

(18)                       Inapplicable


*Incorporated by reference to Registration Statement on Form N-1A.